UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 9, 2007

McCormick & Schmick’s Seafood Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50845	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 SW Washington Street

Suite 550

Portland, Oregon 97205

(Address of principal executive offices)

(503) 226-3440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 9, 2007, McCormick & Schmick’s Seafood Restaurants, Inc. entered into an executive severance agreement with Emanuel N. Hilario, its Chief Financial Officer. A copy of the agreement is filed as exhibit 10.1 to this current report on Form 8-K.

The benefits under the agreements are as follows:

•

If employment is involuntarily terminated, including due to death or disability, other than for “cause,” which is the willful and continued failure to perform assigned duties or the willful engagement in illegal conduct that materially injures us, the employee would receive severance equal to (1) one-year’s base salary, plus (2) the average of his bonuses for the two prior completed fiscal years, plus (3) a pro-rata portion of his estimated bonus in the year in which he is terminated, plus (4) a lump sum payment of an amount estimated to be sufficient to continue health insurance coverage for six months under COBRA continuation laws.

•

If we experience a change of control and employment is terminated other than for “cause,” or if the employee resigns because he is required to move, our successor does not agree to be bound by the agreement, or the employee’s duties, pay or total benefits are reduced, the employee would receive the benefits described above and, in addition, (1) all of his options to purchase common stock would become immediately exercisable, and (2) he would receive an additional amount in cash necessary to pay any tax owed by him in connection with the severance payments.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit 10.1.	Executive Severance Agreement dated April 9, 2007 between McCormick & Schmick’s Seafood Restaurants, Inc. and Emanuel N. Hilario.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCormick & Schmick’s Seafood Restaurants, Inc.

Date: April 12, 2007	By:	/s/ EMANUEL N. HILARIO
	Name:	Emanuel N. Hilario
	Title:	Chief Financial Officer and Vice President of Finance (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Severance Agreement dated April 9, 2007 between McCormick & Schmick’s Seafood Restaurants, Inc. and Emanuel N. Hilario.